Exhibit 99.1

NEWS

NEWS

NEWS

4 Parkway North, Suite 400
Deerfield, IL 60015

Contact:	Charles A. Nekvasil Director, Public and Investor Relations
847-405-2515 — CNekvasil@cfindustries.com

CF Industries Reports Outage At Its

Medicine Hat, Alberta Nitrogen Complex

DEERFIELD, Illinois — (Business Wire) — February 26, 2008: CF Industries Holdings, Inc. (NYSE:CF) today reported that an unplanned outage in one of the two ammonia plants at its joint venture Medicine Hat Nitrogen Complex in Alberta is expected to reduce production there through mid-March.

The No. 1 Ammonia Plant at the complex, which has an average annual capacity of 625,000 tons, had been down briefly last week for minor repairs and was in the process of restarting when additional damage to some internal components was discovered.  The plant was shut down immediately, with no injuries to employees.

Preliminary evaluation indicated that repairs would be completed by mid-March.  Estimates for the cost of those repairs are not available.  CF Industries, which receives approximately 66 percent of the complex’s output, expects to meet customer commitments from continued

production at the complex’s No. 2 Ammonia Plant; existing inventory at Medicine Hat; production at its Donaldsonville, Louisiana Nitrogen Complex, which has four operating ammonia plants; and purchased product.

About CF Industries Holdings, Inc.

CF Industries Holdings, Inc., headquartered in Deerfield, Illinois, is the holding company for the operations of CF Industries, Inc. CF Industries, Inc. is a major producer and distributor of nitrogen and phosphate fertilizer products. CF Industries operates world-scale nitrogen fertilizer plants in Donaldsonville, Louisiana and Medicine Hat, Alberta, Canada; conducts phosphate mining and manufacturing operations in Central Florida; and distributes fertilizer products through a system of terminals, warehouses, and associated transportation equipment located primarily in the midwestern United States.  The company also owns a 50 percent interest in KEYTRADE AG, a global fertilizer trading organization headquartered near Zurich, Switzerland.

Safe Harbor Statement

Certain statements contained in this release may constitute “forward-looking statements” within the meaning of federal securities laws. All statements in this release, other than those relating to historical information or current condition, are forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. These risks and uncertainties include: the relatively expensive and volatile cost of North American natural gas; the cyclical nature of our business and the agricultural sector; changes in global fertilizer supply and demand and its impact on the selling price of our products; the nature of our products as global commodities; intense global competition in the consolidating markets in which we operate; conditions in the U.S. agricultural industry; weather conditions; our inability to accurately predict seasonal demand for our products; the concentration of our sales with certain large customers; the impact of changing market conditions on our forward pricing program; the reliance of our operations on a limited number of key facilities; the significant risks and hazards against which we may not be fully insured; reliance on third party transportation providers; unanticipated adverse consequences related to the expansion of our business; our inability to expand our business, including the significant resources that could be required; potential liabilities and expenditures related to environmental and health and safety laws and regulations; our inability to obtain or maintain required permits and governmental approvals; acts of terrorism; difficulties in securing the supply and delivery of raw materials we use and increases in their costs; losses on our investments in securities; and loss of key members of management and professional staff; and the other risks and uncertainties included from time to time in our filings with the Securities and Exchange Commission.  We undertake no obligation to update or revise any forward-looking statements.